UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 19, 2018 (March 18, 2018)

STEWART INFORMATION SERVICES CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	001-02658	74-1677330
(STATE OR OTHER JURISDICTION)	(COMMISSION FILE NO.)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1980 Post Oak Blvd.
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (713) 625-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

Overview

On March 18, 2018, Stewart Information Services Corporation, a Delaware corporation (“Stewart”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fidelity National Financial, Inc., a Delaware corporation (“FNF”), A Holdco Corp., a Delaware corporation and a wholly-owned direct subsidiary of FNF (“Merger Sub I”), and S Holdco LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of FNF (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”).

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time (as defined below), Merger Sub I will merge with and into Stewart (“Merger I”), with Stewart surviving Merger I as a direct wholly-owned subsidiary of FNF, and at the Subsequent Effective Time (as defined in the Merger Agreement), Stewart will merge with and into Merger Sub II (“Merger II” and, together with Merger I, the “Mergers”), with Merger Sub II surviving Merger II as a direct wholly-owned subsidiary of FNF. The transaction is valued at approximately $1.2 billion.

Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of the respective parties, at the effective time of Merger I (the “Effective Time”), each share of common stock, par value $1.00 per share, of Stewart (“Stewart Common Stock”) outstanding immediately prior to the Effective Time (other than (i) shares owned by Stewart, its subsidiaries, FNF or the Merger Subs and (ii) shares in respect of which appraisal rights have been properly exercised and perfected under Delaware law) will be converted into the right to receive merger consideration of $25.00 in cash and 0.6425 shares of FNF Group common stock, par value $0.0001 per share (“FNF Common Stock”), subject to potential adjustment as described below. Pursuant to the terms of the Merger Agreement, Stewart stockholders have the option to elect to receive the merger consideration in all cash (the “Cash Election Consideration”), all FNF Common Stock (the “Stock Election Consideration”) or a mix of 50% cash and 50% FNF Common Stock (the “Mixed Election Consideration”), subject to pro-rata reductions to the extent either the election for the Cash Election Consideration or the election for the Stock Election Consideration is oversubscribed. The amount of cash that Stewart stockholders that elect to receive the Cash Election Consideration will receive is $50.00 per share, subject to potential adjustment as described below and proration to the extent the cash option is oversubscribed. The Stock Election Consideration and the stock portion of the Mixed Election Consideration will be calculated using a fixed exchange ratio that is based on the average of the volume weighted average prices of FNF Common Stock for each of the twenty (20) trading days prior to the signing of the Merger Agreement, or $38.91 (the “Parent Share Price”). The exchange ratio for Stewart stockholders that elect to receive the Stock Election Consideration will be equal to 1.2850 shares of FNF Common Stock per share of Stewart Common Stock (the “Exchange Ratio”), subject to potential adjustment as described below and proration to the extent the stock option is oversubscribed.

Under the terms of the Merger Agreement, if the combined company is required to divest assets or businesses with 2017 annual revenues in excess of $75 million in order to receive required regulatory approvals (up to a cap of $225 million of 2017 annual revenues), the per share purchase price will be adjusted downwards on a sliding scale between such amounts of divestitures up to a maximum reduction of $4.50 in value in the event that businesses or assets with 2017 annual revenues of $225 million are divested, with such adjustment to consist of (i) in the case shares of Stewart Common Stock with respect to which Cash Election Consideration has been elected, a reduction of the amount of cash paid in respect of each share, (ii) in the case shares of Stewart Common Stock with respect to which Stock Election Consideration has been elected, a reduction in the Exchange Ratio based on the Parent Share Price, and (iii) in the case of shares of Stewart Common Stock with respect to which Mixed Election Consideration has been elected, a reduction in both the amount of cash and the Exchange Ratio to be paid to the holders of such shares, with 50% of the aggregate value of such reduction to consist of a reduction of the cash consideration and 50% of the aggregate value of such reduction to consist of a reduction in the Exchange Ratio based on the Parent Share Price.

Treatment of Equity Awards

At the Effective Time, each restricted share of Stewart Common Stock outstanding under any Stewart stock plan that vests solely based on the passage of time (each, a “Stewart RSA”) that is outstanding as of the Effective Time shall immediately vest and shall be converted into the right to receive the Mixed Election Consideration.

At the Effective Time, each restricted stock unit award with respect to shares of Stewart Common Stock outstanding under any Stewart stock plan that vests solely based on the passage of time (each, a “Stewart RSU”), other than Rollover RSUs (as defined below), that is outstanding as of the Effective Time shall immediately vest and shall be converted into the right to receive the Mixed Election Consideration (subject to the potential delay of payment with respect to certain Stewart RSUs that constitute nonqualified deferred compensation).

At the Effective Time, each Stewart RSU issued pursuant to a grant approved by the Board of Directors of Stewart after the date of the Merger Agreement that is outstanding as of the Effective Time shall be assumed and converted into a restricted stock unit relating to shares of FNF Common Stock entitling the holder to receive on substantially the same terms and conditions (including with respect to vesting) as were applicable under such Rollover RSU immediately prior to the Effective Time, a number of shares of FNF Common Stock equal to the product of (i) the total number of shares of Stewart Common Stock subject to such Rollover RSU immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, with any fractional shares being rounded down to the nearest whole share.

At the Effective Time, each restricted share of Stewart Common Stock outstanding under any Stewart stock plan that vests based on the achievement of performance goals (each, a “Stewart PSA”) that is outstanding as of the Effective Time shall immediately vest and shall be converted into the right to receive, with respect to each share of Stewart Common Stock underlying each Stewart PSU (determined assuming the achievement of target level of performance), the Mixed Election Consideration.

At the Effective Time, each restricted stock unit award with respect to shares of Stewart Common Stock outstanding under any Stewart stock plan that vests based on the achievement of performance goals (each, a “Stewart PSU”), other than Rollover PSUs (as defined below), that is outstanding as of the Effective Time shall immediately vest and shall be converted into the right to receive, with respect to each share of Stewart Common Stock underlying each Stewart PSU (determined assuming the achievement of target level of performance), the Mixed Election Consideration (subject to the potential delay of payment with respect to certain Stewart PSUs that constitute nonqualified deferred compensation).

At the Effective Time, each Stewart PSU issued pursuant to a grant approved by the Board of Directors of Stewart after the date of the Merger Agreement (each, a “Rollover PSU”) that is outstanding as of the Effective Time shall be assumed and converted into a restricted stock unit relating to shares of FNF Common Stock entitling the holder to receive a number of shares of FNF Common Stock (determined assuming the achievement of target level of performance and subject to continued vesting based on the passage of time through the end of the performance period) a number of shares of FNF Common Stock equal to the product of (i) the total number of shares of Stewart Common Stock subject to such Rollover PSU immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, with any fractional shares being rounded down to the nearest whole share.

Conditions to the Mergers

Consummation of the Mergers is subject to the satisfaction or waiver of customary conditions, including, among other things, (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Stewart Common Stock entitled to vote on the Mergers (the “Stewart Stockholder Approval”), (ii) the absence of any injunction or court or other governmental order (with respect to applicable antitrust or insurance laws, solely with respect to the Required Antitrust Regulatory Filings/Approvals and the Required Insurance Regulatory Filings/Approvals (each as defined in the Merger Agreement)) enjoining, prohibiting or rendering illegal the consummation of the Mergers, (iii) obtaining certain Required Antitrust Regulatory Filings/Approvals, (iv) obtaining certain Required Insurance Regulatory Filings/Approvals, (v) the Securities and Exchange Commission (the “SEC”) declaring the Registration Statement (as defined in the Merger Agreement) on Form S-4 effective, (vi) the shares of FNF Common Stock to be issued in the Mergers having been approved for listing on the New York Stock Exchange, (vii) the representations and warranties made by each of Stewart and FNF being true at and as of the Closing Date (as defined in the Merger Agreement), subject to the materiality standards contained in the Merger Agreement, (viii) the performance, in all material respects, by each of Stewart, FNF and the Merger Subs of all of their respective obligations under the Merger Agreement and (ix) no Company Material Adverse Effect or Parent Material Adverse Effect (each as defined in the Merger Agreement) having occurred since the signing of the Merger Agreement.

Representations and Warranties; Covenants

The Merger Agreement contains certain customary representations and warranties made by Stewart and FNF. The Merger Agreement also contains customary covenants for each of the parties, including the obligation for the parties to: (i) refrain from taking specified actions without the consent of the other party, (ii) in the case of Stewart, conduct its business in the ordinary course and use commercially reasonable efforts to preserve intact its business organizations and relationships with third parties, and (iii) (A) in the case of Stewart, call and hold a special stockholders’ meeting (the “Stewart Stockholder Meeting”) no later than forty-five (45) days after the Registration Statement on Form S-4 has been declared effective by the SEC, recommend the adoption of the Merger Agreement, and use its reasonable best efforts to obtain the Stewart Stockholder Approval and (B) in the case of FNF, vote all shares of Stewart Common Stock beneficially owned by it or any of its subsidiaries in favor of adoption of the Merger Agreement at the Stewart Stockholder Meeting.

Under the Merger Agreement, each of Stewart and FNF has agreed to use its reasonable best efforts to take all actions and to do all things necessary or advisable under applicable law to consummate the Mergers, including preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement. Notwithstanding such obligation, in connection with obtaining any required regulatory approval, (a) FNF is not required to sell, divest, dispose of, license or hold separate (i) title plants and rights to title plants, businesses, product lines or assets to the extent that such title plants, rights to title plants, businesses, product lines or assets generated 2017 revenues in excess of $225 million in the aggregate, or (ii) any of its own brands in full and (b) FNF and its affiliates are not required to litigate in order to avoid or have terminated any legal restraint that would prevent the Mergers from being consummated.

Stewart is restricted, under the Merger Agreement, from soliciting and/or negotiating with third parties regarding an alternative acquisition proposal. However, subject to certain conditions, if Stewart determines that an alternative acquisition proposal constitutes or would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement), Stewart may engage or participate in discussions or negotiations with such third party making the proposal and if Stewart determines that such proposal constitutes a Superior Proposal (subject to certain matching rights), pay a $33 million termination fee and terminate the Merger Agreement in order to enter into such Superior Proposal.

Termination and Termination Fees

The Merger Agreement contains certain customary termination rights in favor of either Stewart or FNF, which are exercisable (i) by mutual consent, (ii) upon the failure to complete the Mergers by March 18, 2019 (the “End Date”), subject to certain exceptions and subject to up to two (2) extensions of up to three (3) months each upon the election of either Stewart or FNF if, as of such date, all closing conditions (other than the receipt of the Required Antitrust Regulatory Filings/Approvals, the receipt of the Required Insurance Regulatory Filings/Approvals and the absence of any law or court or other governmental order relating thereto) having been met or being capable of being satisfied as of such time, (iii) in the event of a final and non-appealable law or order that prohibits the consummation of the Mergers or (iv) if the Stewart Stockholder Approval is not obtained at the Stewart Stockholder Meeting.

The Merger Agreement contains certain customary termination rights in favor of Stewart, which are exercisable (i) for a breach of any representation, warranty, covenant or agreement made by FNF under the Merger Agreement that would result in failure to satisfy a closing condition (subject to certain cure periods) or (ii) if, prior to the Stewart Stockholder Approval being obtained, Stewart’s board of directors authorizes Stewart to enter into, and Stewart enters into, an alternative acquisition agreement in connection with a Superior Proposal. Under the Merger Agreement, Stewart will be obligated to pay a termination fee of $33 million to FNF if the Merger Agreement is terminated due to Stewart’s board of directors changing its recommendation or if Stewart terminates the Merger Agreement to enter into an agreement for a Superior Proposal.

The Merger Agreement also contains certain customary termination rights in favor of FNF, which are exercisable (i) (A) if Stewart’s board of directors changes its recommendation that Stewart’s stockholders adopt and approve the Merger Agreement, (B) Stewart fails to include in the proxy statement the recommendation of the board of directors that Stewart’s stockholders approve and adopt the Merger Agreement, (C) a tender or exchange offer relating to shares of Stewart common stock shall have been commenced and the board of directors of Stewart fails to recommend rejection of such tender or exchange offer and reaffirm its board recommendation within ten (10) business days after the commencement thereof, (D) an acquisition proposal is publicly announced and Stewart’s board of directors fails to publicly reaffirm its recommendation that Stewart’s stockholders approve and adopt the Merger Agreement within ten (10) business days after the announcement thereof or (E) Stewart willfully breaches certain non-solicitation obligations prohibiting it from soliciting alternative acquisition proposals, or (ii) for a breach of any representation, warranty, covenant or agreement made by Stewart under the Merger Agreement that would result in failure to satisfy a closing condition (subject to certain cure periods). If the Merger Agreement is terminated due to (i) the failure to complete the Mergers by the End Date because of a failure to obtain the Required Antitrust Regulatory Filings/Approvals or Required Insurance Regulatory Filings/Approvals, and all other closing conditions have been or are capable of being satisfied at the time of such termination, or (ii) an injunction or governmental or other court order enjoining, prohibiting or rendering illegal the consummation of the Mergers that is based on the failure to obtain the Required Antitrust Regulatory Filings/Approvals or Required Insurance Regulatory Filings/Approvals, then FNF will be obligated to pay a reverse termination fee of $50 million to Stewart.

Description of Merger Agreement Not Complete

The foregoing description of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. It is not intended to provide any factual information about Stewart, FNF or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specified dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Stewart stockholders, FNF stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event that statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Stewart stockholders, FNF stockholders or other security holders. Stewart stockholders, FNF stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Stewart stockholders’ right to receive the Merger Consideration and the right of holders of Stewart equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Stewart, FNF or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in FNF’s or Stewart’s public disclosures.

ITEM 8.01.	Other Events.

On March 19, 2018, Stewart issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, FNF’s and Stewart’s expectations or predictions of future financial or business performance conditions. All statements other than statements of historical or current fact included in this communication that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evaluate,” “expect,” “explore,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “view,” or “will,” or the negative thereof or other variations thereon or comparable terminology. Forward looking statements give our current expectations and projections relating to our financial conditions, result of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Neither FNF nor Stewart assumes any duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; the risk that Stewart shareholders may not adopt the merger agreement; the risk that our stockholders may not adopt the merger agreement; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner; the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized; and other risks detailed in the risk factors discussed in “Item 1.A. Risk Factors” in FNF’s and Stewart’s most recent Annual Reports on Form 10-K, as updated by any Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and future filings with the SEC.

Additional Information and Where to Find it

This communication may be deemed to be solicitation material in respect of the proposed merger between FNF and Stewart. In connection with the proposed merger, FNF intends to file a registration statement on Form S-4, containing a proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS OF FNF AND STEWART ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the proxy statement/prospectus as well as other filings containing information about FNF and Stewart, without charge, at the SEC’s website, http://www.sec.gov. Copies of the documents filed with the SEC by FNF will be available free of charge within the investor relations section of FNF’s website at http://www.investr.fnf.com. Copies of the documents filed with the SEC by Stewart will be available free of charge within the investor relations section of Stewart’s website at http://www.stewart.com/investor-relations.html.

Participants in Solicitation

Stewart and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Stewart’s directors and executive officers is contained in Stewart’s Annual Report on Form 10-K for the year ended December 31, 2017 filed on February 28, 2018 and its Proxy Statement on Schedule 14A filed on March 29, 2017, which are filed with the SEC. A more complete description will be available in the Registration Statement and the Proxy Statement/Prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 18, 2018, among Stewart Information Services Corporation, Fidelity National Financial, Inc., A Holdco Corp. and S Holdco LLC.*
99.1	Press Release issued by Stewart Information Services Corporation, dated March 19, 2018.

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Stewart Information Services Corporation agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ David C. Hisey
David C. Hisey, Chief Financial Officer, Secretary, Treasurer

Date: March 19, 2018